SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2003 (Date of earliest event reported)	Commission file number:1-14005

Frisby Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1411534 (I.R.S. Employer Identification No.)

155 Commerce Drive
Suite 100
Advance, North Carolina 27006
(Address of principal executive offices)
(Zip code)

(336) 998-6652
(Registrant’s telephone number, including area code)

Item 5. Other Events

     As previously disclosed, on January 16, 2003, Frisby Technologies, Inc. (the “Company” or the “Debtor”) filed a voluntary petition under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of North Carolina (the “Court”).

     On and effective as of May 9, 2003, Gregory S. Frisby and Jeffry D. Frisby each tendered his resignation from the Board of Directors of Frisby Technologies, Inc.

     On May 21, 2003, the Court entered an order authorizing the continued employment of Mark D. Gillis and the firm of Anderson Bauman Tourtellot Vos & Co., Inc. as Chief Restructuring Officer to the Debtor subject to further notice and hearing.

     On May 21, 2003, the Court entered an order authorizing the Debtor to enter into a one-year lease for office space at a monthly rate including utilities of $3,353.34.

     On May 23, 2003, the Company filed with the Court its Fourth Monthly Report for the period of April 1, 2003 through April 30, 2003. The report is filed herewith as Exhibit 99.1. The report contains financial statements and other financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Fourth Monthly Report of Debtor-in-Possession.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Frisby Technologies, Inc.

	By:	/s/ Mark D. Gillis

Mark D. Gillis Chief Restructuring Officer

Date: June 5, 2003